UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3113 South Grand Ave., Los Angeles, CA	90007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 741-1920

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 7.01	Regulation FD Disclosure

In accordance with board approval, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a reverse split of our authorized and issued and outstanding shares of common stock on a 10 old for one (1) new basis, such that our authorized capital will be decreased from 1,081,100,000 shares of common stock with a par value of $0.001 to 108,110,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock will be decreased from 63,514,058 shares of common stock to 6,351,406 shares of common stock. Our preferred stock will remain unchanged.

The reverse stock split has become effective with the Over-the-Counter Bulletin Board at the opening of trading on January 27, 2012 under the symbol "HHWWD". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol "HHWW". Our new CUSIP number is 44040E208.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on January 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President and Director

Date: January 27, 2012